EXHIBIT A

                             VALLEY NATIONAL BANCORP
                            EXECUTIVE INCENTIVE PLAN

1.       Purpose.
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         The purposes of this Valley National Bancorp  Executive  Incentive Plan
(the "Plan") are (i) to provide an incentive mechanism to senior executives to maximize the performance of the Company and its subsidiaries, and (ii) to attract and retain achievement oriented senior executives.

2.       Definitions.
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         For purposes of the Plan,  the  following  terms shall have the defined meanings as set forth below:

         "Board" shall mean the Board of Directors of the Company.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto.

         "Committee" shall mean the committee of the Board described in Section 4 hereof.

         "Company" shall mean Valley National Bancorp, a corporation organized under the laws of the State of New Jersey (or any successor corporation).

         "Disability" shall mean a physical or mental condition of a Participant resulting from a bodily injury, disease, or mental disorder which renders him or her incapable of continuing in the employment of the Company. Such disability shall be determined by the Committee, based upon appropriate medical advice and examination.

         "Participant" shall mean an officer of the Company or a subsidiary thereof who is awarded rights under the Plan.

         "Performance Goal" shall mean the performance goal set by the Committee in accordance with Section 6 of the Plan.

         "Retirement" shall mean retirement from active employment with the Company on or after attainment of age 62, unless an earlier retirement is approved by the Committee.

3.       Effective Date.
-----------------------

         The Plan shall be effective on January 1, 2000, provided, however, that the effectiveness of this Plan is conditioned on its approval by an affirmative vote of the holders of Company stock represented at a meeting duly held in accordance with applicable law within twelve (12) months after the date this Plan is adopted by the Board. All awards under this Plan shall be null and void if the Plan is not approved by such stockholders within such twelve-month period.

4.       Administration.
-----------------------

(a) The Plan shall be administered by the Compensation Committee ("Committee") of the Board, which shall consist solely of two or more directors each of whom is an outside director within the meaning of the applicable regulations under
Section 162(m) of the Code or any successor thereto. The members of the Committee shall be appointed by, and may be changed from time to time at the discretion of, the Board.

(b) The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan; (ii) to construe, interpret, and implement the Plan; (iii) to prescribe, amend and rescind rules and regulations relating to the Plan; (iv) to make all determinations necessary or advisable in administering the Plan; and (v) to correct any defect, supply any omission, and reconcile any inconsistency in the Plan.

(c) The Committee shall maintain written minutes of its meetings, including minutes regarding the Performance Goals established by the Committee pursuant to
Section 6 hereof, and any certification regarding the satisfaction of Performance Goals made pursuant to Section 7 hereof.

(d) Solely for purposes of satisfying the  shareholder  approval  requirement of
Section 162(m) of the Code, the Committee shall cause the material terms under which awards are to be paid to be disclosed to shareholders for approval by a majority of the vote in a separate shareholder vote before the payment of the award. In order to prevent the disclosure of confidential competitive information, such disclosure shall be limited to the disclosure of only those material terms necessary to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder.

(e) All decisions  made by the Committee  pursuant to the provisions of the Plan
shall  be  final  and  binding  on  all  persons,   including  the  Company  and
Participants.

(f) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

(g) To the extent allowable under the regulations under Section 162(m) of the Code, the Committee may, in its sole discretion, revise the amount payable under an award downward, if, in the business judgment of the Committee, it is in the best interests of the Company and its shareholders, and an unintended windfall, or inequitable payment will otherwise result.

5.       Eligibility and Participation.
--------------------------------------

         The class of officers who are eligible to receive payments under the Plan shall consist of such members of the officers of the Company or a subsidiary thereof as the Committee shall in its sole discretion select. The Committee annually shall determine the officers who shall be eligible to receive awards under the Plan.

6.       Awards.
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         The  Committee  shall,  prior to or during  the first  quarter  of each calendar year, establish Performance Goals for determining the incentive awards for such calendar year for Participants in the Plan. The Committee, in determining such Performance Goals, may consider appropriate recommendations made by the Compensation Committees of any subsidiary of the Company. In establishing the Performance Goals, the Committee may, in its discretion, consider one or more business criteria that apply to the Participant, the Company as a whole, or any designated subsidiary or business unit of the Company or a subsidiary thereof. Such business criteria may include, inter alia, revenues of the Company or any subsidiary, pre-tax profits of the Company or any subsidiary, stock price, market share, earnings per share, return on equity, or costs, as well as projected Company and industry performance, and such other factors it may deem appropriate, including conditions in the general economy and in the industry.

         As soon as practicable after the close of each calendar year, the Committee shall determine the actual incentive awards to be made to the Participants, provided, however, that prior to the close of such calendar year, the Committee may estimate the actual incentive awards to be made to all or certain of the Participants and may authorize the immediate distribution of all or any portion thereof to such Participants, and provided further, however, that during any such calendar year the Committee may, in its discretion, determine incentive awards for the portion of the year preceding such determination and may authorize the immediate distribution of such awards to all or certain of the Participants.

         In determining such awards, the Committee may consider, inter alia, the following: (i) the salary of each Participant; (ii) the level of executive or managerial responsibility; and (iii) the performance of each Participant.

7.       Committee Certification.
--------------------------------

         Prior to the payment of the value of any award, the Committee will certify in writing that the Performance Goals set forth in Section 6 and any other material terms within the meaning of the regulations under Section 162(m) of the Code were in fact satisfied.

8.       Payment of Awards.
--------------------------

         As soon as practicable  after the Committee  certification  pursuant to
Section 7 hereof, the Company shall pay to each Participant, in cash, a lump sum equal to the value of his or her award.

9.       Termination of Employment.
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(a) If a Participant's  employment with the Company  terminates prior to payment for any reason other than (i) death; (ii) Disability; or (iii) Retirement, then the Participant shall not be entitled to any payment with respect to any award granted, unless otherwise provided by the terms of an employment contract.

(b) If a Participant's employment is terminated due to (i) death; (ii) Disability; or (iii) Retirement, then within the twelve months following such death, Disability or Retirement, the Committee, in its sole discretion, may authorize payment to the estate of the Participant of all or any portion of the amount attributable to awards granted to the Participant.

10.      Amendment of the Plan.
------------------------------

         The Board may from time to time alter, amend, suspend, or discontinue the Plan. However, no such amendment or modification shall adversely affect any Participant's rights with regard to outstanding awards.

11.      Assignability.
----------------------

         No awards granted under the Plan shall be pledged, assigned or transferred by any Participant except by a will or by the laws of descent and distribution. Any estate of any Participant receiving any award under the Plan shall be subject to the terms and conditions of the Plan.

12.      Tax Withholding.
------------------------

         Under the Plan, payments made to Participants shall be made in cash, except as otherwise provided in Section 8. However, such payments shall be made net of any amounts necessary to satisfy federal, state and local withholding tax requirements, where required by law.

13.      No Contract of Employment.
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         Neither the action of the Company in  establishing  this Plan,  nor any provisions hereof, nor any action taken by the Company, nor the Committee or Board pursuant to such provisions, shall be construed as giving to any employee or participant the right to be retained in the employ of the Company.

14.      Other Provisions.
-------------------------

         The following miscellaneous terms and conditions are also in effect under the Plan:

(a) Any expenses and liability incurred by the Board, the Committee or the Company in administering the Plan shall be paid by the Company.

(b) Any benefits received or amounts paid to a Participant with respect to awards under the Plan shall have no effect on the level of benefits provided to or received by such Participant, or the Participant's estate or beneficiaries, as a part of any other employee benefit plan or similar arrangement provided by the Company, except as provided under the terms of such other employee benefit plan or similar arrangement.